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                                                                    Exhibit 11.1

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                            MODERN MEDICAL MODALITIES CORPORATION AND SUBSIDIARIES
                                       COMPUTATION OF PER SHARE EARNINGS
                                                  (UNAUDITED)




                                              Three Months                  Six Months
                                               ended June 30,              ended June 30,
                                          -----------------------      -----------------------
                                          1996          1995            1996           1995
                                        --------      --------        --------       --------
                                                     (Restated)                      (Restated)

NET INCOME (LOSS)                       $   9,207     $  113,655      $  23,295      $(73,201)
                                        ---------     ----------      ---------      ---------
                                        ---------     ----------      ---------      ---------
PRIMARY
   Weighted average shares              3,168,292      3,088,292      3,168,292      3,088,292
   Assumed conversions
      A warrants and B warrants                -          27,845            -           27,845
                                        ---------     ----------      ---------      ---------

         Total weighted average
            shares outstanding          3,168,292      3,116,137      3,168,292      3,116,137
                                        ---------     ----------      ---------      ---------

   Income (loss) from
      continuing operations             $     -        $    0.02      $    0.01     $    (0.02)

   Income (loss) from
      discontinued operations                 -             0.02            -               -
                                        ---------      ---------      ---------      ---------

     Net income (loss) per share        $- Nil -       $    0.04      $    0.01     $    (0.02)
                                        ----------     ---------      ---------      ---------
                                        ----------     ---------      ---------      ---------

FULLY DILUTED
   Weighted average shares              3,168,292      3,088,292      3,168,292      3,088,292
   Assumed conversions
      A warrants and B warrants         1,035,000      1,035,000      1,035,000      1,035,000
                                        ---------      ---------      ---------      ---------

         Total weighted average
            shares outstanding          4,203,292      4,123,292      4,203,292      4,123,292
                                        ---------      ---------      ---------      ---------
                                        ---------      ---------      ---------      ---------

   Income (loss) from
      continuing operations             $      -       $    0.02      $    0.01     $     0.02

   Income (loss) from
      discontinued operations                  -            0.01            -               -
                                       ----------      ---------      ---------      ---------

     Net income (loss) per share        $- Nil -       $    0.03      $    0.01     $    (0.02)
                                       ----------      ---------      ---------      ---------
                                       ----------      ---------      ---------      ---------
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